Exhibit 5.1

811 Main Street, Suite 3700
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January 31, 2024

Spectaire Holdings Inc.

155 Arlington St.

Watertown, MA 02472

Re:	Spectaire Holdings Inc. – Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Spectaire Holdings Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the offer and sale from time to time by Keystone Capital Partners, LLC, a Delaware limited liability company (“Keystone”), of up to 3,067,438 outstanding shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (“common stock”) that may be issued and sold to Keystone from time to time by the Company pursuant to that certain Common Stock Purchase Agreement, dated as of November 17, 2023, by and between the Company and Keystone (the “Purchase Agreement”) and/or issued to Keystone upon the conversion of that certain convertible promissory note, dated as of November 17, 2023 (the “Note”), issued by the Company to Keystone.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”) other than as expressly stated herein with respect to the issuance of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”) and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

January 31, 2024

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	When the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of Keystone, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Registration Statement, the Purchase Agreement and the Note, the issuance and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that (i) certain terms of the Shares to be issued by the Company from time to time will be authorized and approved by the Company’s board of directors (the “Board”) or one or more committees thereof established by the Board or other person or body designated by the Board having the authority to issue and sell Shares pursuant to the Purchase Agreement in accordance with the DGCL, the certificate of incorporation, the bylaws of the Company and certain resolutions of the Board and one or more committees thereof, (ii) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL and (iii) upon the issuance of any of the Shares, the total number of shares of common stock issued and outstanding will not exceed the total number of shares of common stock that the Company is then authorized to issue under its certificate of incorporation.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP